SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 10, 2001

Commission File Number: 333-87111

HOJO HOLDINGS, INC.
(Exact name of registrant as specified in charter)

DELAWARE (State of or other jurisdiction of incorporation or organization)	11-3504866 (IRS Employer I.D. No.)

21 Blackheath Road
Lido Beach, New York 11561
(Address of Principal Executive Offices)

(678) 458-0982
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

On September 10, 2001, Hojo Holdings, Inc. issued the following release:

Hojo Holdings announces Yehuda Gestetner to Board of Directors

NEW YORK, Sept. 10 -- Hojo Holdings, Inc. (OTC Bulletin Board: HJOH) is pleased to announce the appointment of Yehuda Gestetner to the board of directors.

Mr. Gestetner attended York University in Toronto, Canada and has a Bachelor of Arts degree from Touro College in New York.

Yehuda Gestetner stated "I am excited to join the board of directors and accept the responsibility of helping to grow this company by identifying additional business opportunities."

"We believe that Mr. Gestetner is a valuable addition to our team. His experience will enable us to grow our business and identify new opportunities." stated Holli Arberman, President of Hojo Holdings.

The Private Securities Litigation Reform Act of 1995 provides a ``safe harbor'' for forward-looking statements. Certain information included in our Annual Report on Form 10-K and other materials filed with the Securities and Exchange Commission (``SEC'') (as well as information included in oral statements or other written statements made or to be made by the Company) contain statements relating to the following: dependence upon existing and new product offerings, competition, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, among others. These conditions involve important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward- looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOJO HOLDINGS, Inc.

By /s/ Holli Arberman
Holli Arberman
President

Date: September 10, 2001